Exhibit 10.1
FOURTH AMENDMENT TO PERFORMANCE FOOD GROUP COMPANY
1993 EMPLOYEE STOCK INCENTIVE PLAN
     WHEREAS, the Board of Directors and shareholders of Performance Food Group Company, a Tennessee corporation (the “Company”), have previously adopted the Performance Food Group Company 1993 Employee Stock Incentive Plan (the “Plan”); and
     WHEREAS, the Plan has previously been amended three times; and
     WHEREAS, pursuant to Section 12 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and
     WHEREAS, the Company’s Board of Directors now desires to amend the Plan;
     NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
     1. The third paragraph of Section 3 of the Plan is deleted in its entirety and replaced with the following:
“ In the event of any merger, reorganization, consolidation, recapitalization, extraordinary and non-recurring cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and proportionate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.”
     2. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.
     3. This Fourth Amendment to the Performance Food Group Company 1993 Employee Stock Incentive Plan is effective this 22nd day of February, 2007.

PERFORMANCE FOOD GROUP COMPANY

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